Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 33-99810), Registration Statement on Form S-4 (No. 33-80881) and the Registration statements on Form S-8 (Nos. 33-40509, 33-41337, 33-35750, 33-76804, 33-76806, 333-04284 and 333-09889) of TETRA Technologies, Inc. of our
report dated March 28, 2000, with respect to the consolidated financial statements and schedule of TETRA Technologies, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1999.







Houston, Texas
March 28, 2000